Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

C4 Therapeutics, Inc.:

We consent to the use of our report dated August 5, 2020, except as to Note 13, which is as of September 28, 2020, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

September 28, 2020